Exhibit 5.1

March 1, 2013

Annie’s, Inc.

1610 Fifth Street

Berkeley, CA 94710

Ladies and Gentlemen:

We are acting as counsel to Annie’s, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), of a prospectus (the “Prospectus”), included as part of a registration statement (the “Registration Statement”) on Form S-1 relating to the sale by the selling stockholders named in the Prospectus (the “Selling Stockholders”) of up to 4,025,000 shares (including 525,000 shares being offered pursuant to the exercise of the underwriters’ over-allotment option) (the “Shares”) of the Company’s common stock, par value $0.001 per share.

As such counsel, we have participated in the preparation of the Prospectus and the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on April 2, 2012; (ii) the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.2 to the Company’s registration statement on Form S-1/A as filed with the Commission on February 24, 2012 (File No. 333-178270); (iii) certain of the resolutions of the Board of Directors of the Company; and (iv) the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Shares have been duly authorized by the Company and are legally issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Newark | Paris | São Paulo | Washington, D.C.

March 1, 2013

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP